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        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D. C.  20549 - 1004


                           FORM 8-K


                         CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 2, 1996
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                   GREAT WESTERN FINANCIAL CORPORATION
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         (Exact name of registrant as specified in its charter)



Delaware                1-4075                  95-1913457
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(State or other         (Commission             (IRS Employer
 jurisdiction of         File Number)            Identification
 incorporation)          Number)                 No.)



     9200 Oakdale Avenue, Chatsworth, California       91311
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code (818) 775-3411
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                          Not Applicable
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  (Former name or former address, if changed since last report.)
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Item 5.     Other Events

On December 2, 1996, Great Western Financial Corporation announced a series of steps to reengineer its mortgage origination business, to reduce its premises, and to install new technology. As a consequence, the company will take a pre-tax restructuring charge of between $65 million to $70 million in the fourth quarter 1996.

In addition to the restructuring charge, the company announced several other actions, including the planned sale of approximately $300 million of nonperforming assets. The sale of nonperforming assets is expected to result in a pre-tax charge to fourth quarter earnings of between $50 million to $60 million. These nonperforming assets consist primarily of single-family real estate loans in the company's portfolio, the majority of which were originated in California during the years 1989-1992.

A previously announced tender offer to purchase two issues of Great Western Bank's subordinated notes with a total amount outstanding of $280 million will result in a pre-tax charge of approximately $21 million. The purchase will be financed through a combination of short-term fundings and available cash.

The previously announced agreement to sell the company's student lending business to Crestar Bank will result in a pre-tax gain of approximately $23 million. The company is divesting its student loan operation and has also announced that it is exploring the sale or joint venture of Sierra Capital Management, its mutual fund subsidiary, as part of an effort to focus the company's retail operations on those lines of business expected to generate the highest levels of return for the company.

The largest component of the pre-tax restructuring charge is approximately $26 million related to a comprehensive project to overhaul Great Western's mortgage origination business. The charge includes severance costs, the write-off of existing technology, and premises consolidation related to the reengineering of the mortgage origination operation. The reengineering of the mortgage origination business is expected initially to reduce the cost of originating a mortgage loan at Great Western by 20 percent.

The pre-tax restructuring charge also includes approximately $20 million that will be taken to consolidate the company's premises under a plan to reduce existing headquarters office space in Chatsworth, California, with the goal of shrinking the total space occupied by almost 25 percent. A portion of this restructuring charge also involves reducing excess office space by consolidating or relocating ten high-cost retail bank branches.

Another element of the pre-tax restructuring charge is approximately $15 million to write-off computer technology in order to install new equipment that will improve Great Western's data processing capabilities.
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This Form 8-K contains forward-looking statements which refer to "expected"
results and a "goal." Actual results could differ materially from such statements due to a variety of factors including: (1) inability to enter into or delay in entering into satisfactory transactions in connection with the disposal of nonperforming assets and excess facilities; (2) adverse revenue impact from the company's sales and marketing efforts due to employee reductions or consolidation of mortgage origination offices and retail banking branches; (3) delay in implementing any of the restructuring programs; or (4) changing economic, market or business conditions.

                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GREAT WESTERN FINANCIAL CORPORATION




                                  By       /s/ Barry R. Barkley
                                     ----------------------------------
                                     BARRY R. BARKLEY
                                     SENIOR VICE PRESIDENT AND CONTROLLER

Date:  December 4, 1996